Exhibit 99.1
Rackspace Technology Reports Fourth Quarter and Full Year 2023 Results

•Fourth Quarter Revenue of $720 million, down 9% Year-over-Year; 2023 Revenue of $2,957 million, down 5% Year-over-Year
•Fourth Quarter Private Cloud Revenue of $285 million, down 14% Year-over-Year; 2023 Private Cloud Revenue of $1,210 million, down 12% Year-over-Year
•Fourth Quarter Public Cloud Revenue of $435 million, down 5% Year-over-Year; 2023 Public Cloud Revenue of $1,747 million up 0.4% Year-over-Year
•Fourth Quarter Cash Flow From Operating Activities of $72 million; 2023 Cash Flow From Operating Activities of $375 million
•Since start of 2023, Estimated Net Financial Debt Reduction of over $900 million through Debt Repurchases and Refinancings, Lowering Net Annual Interest Expense by approximately $40 Million, Assuming Full Participation in Public Exchange Offer

SAN ANTONIO, March 12, 2024 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end hybrid, multicloud, and AI solutions company, today announced results for its fourth quarter and year ended December 31, 2023.

Amar Maletira, Chief Executive Officer, stated, “I'm pleased to announce that our results for the fiscal fourth quarter of 2023 exceeded the midpoint of our revenue, operating profit, and EPS guidance. FY23 was a period of transition, through which we focused on implementing structural changes to facilitate a turnaround, repositioning Rackspace to capitalize on emerging technology inflections points and strengthening our capital structure and I am happy with the progress we have made this year.”

Mr. Maletira added, “I’m excited to announce our successful debt refinancing amidst the highest rate environment seen in 20 years. Assuming full participation in the public exchange offer, we will have managed to reduce our net financial debt by over $900 million while securing an additional $575 million of new capital over the past 12 months, resulting in lower interest expenses and extended maturities, thereby enhancing our financial flexibility and improving liquidity.”

Fourth Quarter 2023 Results

Revenue was $720 million in the fourth quarter of 2023, a decrease of 9% on a reported and constant currency basis as compared to revenue of $787 million in the fourth quarter of 2022.

Private Cloud revenue was $285 million in the fourth quarter of 2023, a decrease of 14% on a reported basis and 15% on a constant currency basis as compared to revenue of $330 million in the fourth quarter of 2022.

Public Cloud revenue was $435 million in the fourth quarter of 2023, a decrease of 5% on a reported and constant currency basis as compared to revenue of $457 million in the fourth quarter of 2022.

The fourth quarter of 2023 included a total of $4 million of non-cash impairment charges compared to $217 million of non-cash impairment charges in the fourth quarter of 2022. The impairments in the fourth quarter of 2022 were driven primarily by a decline in our market capitalization following the ransomware attack on our Hosted Exchange email business and impairment of our headquarters office.

Loss from operations was $(15) million in the fourth quarter of 2023, compared to loss from operations of $(227) million in the fourth quarter of 2022.

Net income was $28 million in the fourth quarter of 2023, compared to net loss of $(214) million in the fourth quarter of 2022.

Net income per diluted share was $0.13 in the fourth quarter of 2023, compared to net loss per diluted share of $(1.01) in the fourth quarter of 2022.

Non-GAAP Operating Profit was $48 million in the fourth quarter of 2023, a decrease of 34% compared to $74 million in the fourth quarter of 2022.

Non-GAAP Loss Per Share was $(0.03) in the fourth quarter of 2023, a decrease of 150% as compared to Non-GAAP Earnings Per Share of $0.06 in the fourth quarter of 2022.

Capital expenditures were $38 million in the fourth quarter of 2023, compared to $43 million in the fourth quarter of 2022.

Full Year 2023 Results

Revenue was $2,957 million in 2023, a decrease of 5% on a reported and constancy currency basis as compared to revenue of $3,122 million in 2022.

Private Cloud revenue was $1,210 million in 2023, a decrease of 12% on a reported basis and 13% on a constant currency basis as compared to revenue of $1,382 million in 2022.

Public Cloud revenue was $1,747 million in 2023, an increase of 0.4% on a reported and constancy currency basis as compared to revenue of $1,741 million in 2022.

2023 included a total of $761 million of non-cash impairment charges compared to $681 million of non-cash impairment charges in 2022. These impairments were primarily a result of a sustained decrease in our market capitalization.

Loss from operations was $(899) million in 2023, compared to loss from operations of $(679) million in 2022.

Net loss was $(838) million in 2023, compared to net loss of $(805) million in 2022.

Net loss per diluted share was $(3.89) in 2023, compared to net loss per diluted share of $(3.81) in 2022.

Non-GAAP Operating Profit was $183 million in 2023, a decrease of 50% compared to $364 million in 2022.

Non-GAAP Loss Per Share was $(0.15) in 2023, a decrease of 128% as compared to Non-GAAP Earnings Per Share of $0.54 in 2022.

Capital expenditures were $181 million in 2023, compared to $142 million in 2022.

As of December 31, 2023, we had cash and cash equivalents of $197 million with no balance outstanding on our Revolving Credit Facility ($375 million of undrawn commitments).

Debt Refinancing

On March 12, the Company closed a private debt exchange (the “Private Exchange”) with certain of its creditors representing more than 72% of the Company’s first lien term loans and more than 64% of its first lien notes, as well as 100% of its Revolving Credit Facility lenders. Through the Private Exchange, Rackspace has eliminated more than $375 million of net debt and has received $275 million of new money (the “New Money Financing”) to advance key strategic initiatives. Additionally, the maturities on the participating debt facilities were extended to May 2028.

In connection with the transaction, the Company plans to launch a public debt exchange offer (the “Public Exchange Offer”) to all of its outstanding lenders and first lien noteholders. The Public Exchange Offer will offer existing lenders and first lien noteholders new term loans or new first lien notes, as applicable, with an improved security position, tighter covenants, and other restrictions. Through full participation in the Public Exchange Offer, the Company has the opportunity to eliminate more than $600 million in net debt, reducing net annual interest expense by approximately $13 million.

Financial Outlook

Rackspace Technology is providing guidance as follows:

Q1 2024 Guidance
Revenue	$680 - $690 million
Private Cloud Revenue	$268 - $273 million
Public Cloud Revenue	$412 - $417 million
Non-GAAP Operating Profit	$12 - $14 million
Non-GAAP Loss Per Share	($0.12) - ($0.14)
Non-GAAP Other Income (Expense)	($50) – ($52) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares	221 – 223 million

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, March 12, 2024, at 4:00pm CT / 5:00pm ET to discuss its fourth quarter and full year 2023 results. Interested parties may access the conference call as follows:

To listen to the live webcast or access the replay following the webcast, please visit our IR website at the following link: https://ir.rackspace.com/news-and-events/events-and-presentations

To obtain a dial-in number, please pre-register at the following link: https://register.vevent.com/register/BI01e651a628314f96ba04ab3fe5146f8f. Registrants will receive dial-in information and a PIN allowing them to access the live call.

About Rackspace Technology

Rackspace Technology is a leading end-to-end hybrid, multicloud, and AI solutions company. We design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Important Information

This press release is for informational purposes only and does not constitute or form part of any offer or invitation to purchase or sell, or any solicitation of any offer to sell or purchase, notes or any other securities or debt instruments, and neither this press release nor any part of it, nor the fact of its release, shall form the basis of, or be relied on or in connection with, any contract therefor. The Public Exchange Offer for the Company’s existing first lien notes will be made only by and pursuant to the terms and conditions of a confidential offering memorandum that will only be made available to eligible holders of the Company’s existing first lien notes. The complete terms and conditions of the Public Exchange Offer for the Company’s existing first lien notes will be set forth in such confidential offering memorandum. The Public Exchange Offer for the Company’s existing term loans will be made only by and pursuant to the terms and conditions of an exchange agreement that will only be made available to holders of the Company’s existing term loans. The complete terms and conditions of the Public Exchange Offer for the Company’s existing term loans will be set forth in such exchange agreement. Neither the Company nor any of its affiliates takes any position or makes any recommendation as to whether or not eligible holders should participate in the Public Exchange Offer for the Company’s existing first lien notes or existing term loans once commenced.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, the Private Exchange, the Public Exchange Offer, the New Money Financing, the anticipated benefits of the Private Exchange, the Public Exchange Offer and the New Money Financing, and the Company’s strategic initiatives, among other things. The Public Exchange Offer will be subject to customary closing conditions. Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings (Loss) Per Share. These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Sagar Hebbar
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,				Year-Over-Year Comparison
	2022		2023
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$787.0	100.0%	$719.7	100.0%	$(67.3)	(8.6)%
Cost of revenue	(587.2)	(74.6)%	(565.6)	(78.6)%	21.6	(3.7)%
Gross profit	199.8	25.4%	154.1	21.4%	(45.7)	(22.9)%
Selling, general and administrative expenses	(210.3)	(26.7)%	(165.5)	(23.0)%	44.8	(21.3)%
Impairment of goodwill	(129.3)	(16.4)%	—	—%	129.3	(100.0)%
Impairment of assets, net	(87.4)	(11.1)%	(3.8)	(0.5)%	83.6	(95.7)%
Loss from operations	(227.2)	(28.9)%	(15.2)	(2.1)%	212.0	(93.3)%
Other income (expense):
Interest expense	(55.6)	(7.1)%	(50.9)	(7.1)%	4.7	(8.5)%
Gain on investments, net	0.2	0.0%	0.1	0.0%	(0.1)	(50.0)%
Gain on debt extinguishment	—	—%	108.2	15.0%	108.2	100.0%
Other income (expense), net	5.5	0.7%	(4.7)	(0.7)%	(10.2)	NM
Total other income (expense)	(49.9)	(6.3)%	52.7	7.3%	102.6	NM
Income (loss) before income taxes	(277.1)	(35.2)%	37.5	5.2%	314.6	NM
Benefit (provision) for income taxes	63.1	8.0%	(9.5)	(1.3)%	(72.6)	NM
Net income (loss)	$(214.0)	(27.2)%	$28.0	3.9%	$242.0	NM

Net earnings (loss) per share:
Basic	$(1.01)		$0.13
Diluted	$(1.01)		$0.13
Weighted average number of shares outstanding:
Basic	211.6		216.6
Diluted	211.6		219.6

NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,				Year-Over-Year Comparison
	2022		2023
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$3,122.3	100.0%	$2,957.1	100.0%	$(165.2)	(5.3)%
Cost of revenue	(2,265.4)	(72.6)%	(2,328.3)	(78.7)%	(62.9)	2.8%
Gross profit	856.9	27.4%	628.8	21.3%	(228.1)	(26.6)%
Selling, general and administrative expenses	(855.3)	(27.4)%	(767.2)	(25.9)%	88.1	(10.3)%
Impairment of goodwill	(534.5)	(17.1)%	(708.8)	(24.0)%	(174.3)	32.6%
Impairment of assets, net	(146.1)	(4.7)%	(52.2)	(1.8)%	93.9	(64.3)%
Loss from operations	(679.0)	(21.7)%	(899.4)	(30.4)%	(220.4)	32.5%
Other income (expense):
Interest expense	(208.5)	(6.7)%	(221.6)	(7.5)%	(13.1)	6.3%
Gain (loss) on investments, net	(0.2)	(0.0)%	0.3	0.0%	0.5	NM
Gain on debt extinguishment	—	—%	271.3	9.2%	271.3	100.0%
Other expense, net	(10.0)	(0.3)%	(5.0)	(0.2)%	5.0	(50.0)%
Total other income (expense)	(218.7)	(7.0)%	45.0	1.5%	263.7	NM
Loss before income taxes	(897.7)	(28.8)%	(854.4)	(28.9)%	43.3	(4.8)%
Benefit for income taxes	92.9	3.0%	16.6	0.6%	(76.3)	(82.1)%
Net loss	$(804.8)	(25.8)%	$(837.8)	(28.3)%	$(33.0)	4.1%

Net loss per share:
Basic and diluted	$(3.81)		$(3.89)
Weighted average number of shares outstanding:
Basic and diluted	211.2		215.3
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2022	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$228.4	$196.8
Accounts receivable, net allowance for credit losses and accrued customer credits of $24.6 and $20.1, respectively	622.2	339.7
Prepaid expenses	97.3	87.4
Other current assets	125.3	114.2
Total current assets	1,073.2	738.1

Property, equipment and software, net	628.3	608.8
Goodwill, net	2,155.1	1,452.4
Intangible assets, net	1,236.0	1,019.0
Operating right-of-use assets	138.0	126.3
Other non-current assets	226.1	151.6
Total assets	$5,456.7	$4,096.2

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$447.3	$432.7
Accrued compensation and benefits	95.3	72.2
Deferred revenue	80.9	78.8
Debt	23.0	23.0
Accrued interest	36.3	20.5
Operating lease liabilities	60.0	66.0
Finance lease liabilities	61.7	55.8
Financing obligations	16.7	14.0
Other current liabilities	35.3	36.5
Total current liabilities	856.5	799.5

Non-current liabilities:
Debt	3,295.4	2,839.6
Operating lease liabilities	84.8	74.6
Finance lease liabilities	310.5	308.0
Financing obligations	47.6	52.4
Deferred income taxes	126.7	79.2
Other non-current liabilities	105.7	97.4
Total liabilities	4,827.2	4,250.7

Commitments and Contingencies

Stockholders' equity (deficit):
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 215.7 and 220.5 shares issued; 212.6 and 217.4 shares outstanding, respectively	2.2	2.2
Additional paid-in capital	2,573.3	2,638.2
Accumulated other comprehensive income	71.4	60.3
Accumulated deficit	(1,986.4)	(2,824.2)
Treasury stock, at cost; 3.1 shares held	(31.0)	(31.0)
Total stockholders' equity (deficit)	629.5	(154.5)
Total liabilities and stockholders' equity (deficit)	$5,456.7	$4,096.2

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(In millions)	2022	2023
Cash Flows From Operating Activities
Net loss	$(804.8)	$(837.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	387.8	369.7
Amortization of operating right-of-use assets	59.8	73.2
Deferred income taxes	(108.8)	(41.9)
Share-based compensation expense	69.5	65.4
Impairment of goodwill	534.5	708.8
Impairment of assets, net	146.1	52.2
Gain on debt extinguishment	—	(271.3)
Unrealized loss on derivative contracts	18.5	15.5
(Gain) loss on investments, net	0.2	(0.3)
Provision for bad debts and accrued customer credits	12.4	9.0
Amortization of debt issuance costs and debt discount	8.0	7.9
Non-cash fair value adjustments	3.2	(1.0)
Other operating activities	(0.2)	0.4
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(82.4)	275.1
Prepaid expenses and other current assets	(7.1)	24.6
Accounts payable, accrued expenses, and other current liabilities	69.8	(44.2)
Deferred revenue	(21.6)	(5.8)
Operating lease liabilities	(65.5)	(65.6)
Other non-current assets and liabilities	27.3	41.0
Net cash provided by operating activities	246.7	374.9
Cash Flows From Investing Activities
Purchases of property, equipment and software	(80.4)	(96.9)
Acquisitions, net of cash acquired	(7.7)	—
Purchase of convertible promissory note	(15.0)	—
Other investing activities	5.2	0.9
Net cash used in investing activities	(97.9)	(96.0)
Cash Flows From Financing Activities
Proceeds from employee stock plans	3.7	1.3
Shares of common stock withheld for employee taxes	—	(1.0)
Shares of common stock repurchased	(31.0)	—
Proceeds from borrowings under long-term debt arrangements	—	50.0
Payments on long-term debt	(23.0)	(241.9)
Payments on financing component of interest rate swap	(17.2)	(18.8)
Principal payments of finance lease liabilities	(67.2)	(79.7)
Principal payments of financing obligations	(49.0)	(22.7)
Other financing activities	(3.3)	—
Net cash used in financing activities	(187.0)	(312.8)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5.8)	2.2
Decrease in cash, cash equivalents, and restricted cash	(44.0)	(31.7)
Cash, cash equivalents, and restricted cash at beginning of period	275.4	231.4
Cash, cash equivalents, and restricted cash at end of period	$231.4	$199.7

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$177.9	$213.9
Cash payments for income taxes, net of refunds	$10.5	$11.9

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$36.7	$67.7
Acquisition of property, equipment and software by financing obligations	7.1	25.0
Other non-cash additions	—	5.3
Increase (decrease) in property, equipment and software accrued in liabilities	17.6	(13.6)
Non-cash purchases of property, equipment and software	$61.4	$84.4

SEGMENT DATA

(In millions, except %)	Three Months Ended December 31,		% Change
Revenue by segment:	2022	2023	Actual	Constant Currency (a)
Public Cloud	$456.7	$435.1	(4.7)%	(5.0)%
Private Cloud	330.3	284.6	(13.8)%	(14.9)%
Total consolidated revenue	$787.0	$719.7	(8.6)%	(9.2)%

(In millions, except %)	Year Ended December 31,		% Change
Revenue by segment:	2022	2023	Actual	Constant Currency (a)
Public Cloud	$1,740.8	$1,747.4	0.4%	0.4%
Private Cloud	1,381.5	1,209.7	(12.4)%	(12.5)%
Total consolidated revenue	$3,122.3	$2,957.1	(5.3)%	(5.3)%
(a)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Three Months Ended December 31,				Year-Over-Year Comparison
(In millions, except %)	2022		2023
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$32.4	7.1%	$27.3	6.3%	$(5.1)	(15.7)%
Private Cloud	108.2	32.8%	76.2	26.8%	(32.0)	(29.6)%
Total consolidated segment operating profit	140.6		103.5		(37.1)	(26.4)%
Corporate functions (b)	(66.9)		(55.1)		11.8	(17.6)%
Non-GAAP Operating Profit (c)	$73.7		$48.4		$(25.3)	(34.3)%

	Year Ended December 31,				Year-Over-Year Comparison
(In millions, except %)	2022		2023
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$124.9	7.2%	$90.4	5.2%	$(34.5)	(27.6)%
Private Cloud	493.9	35.8%	340.8	28.2%	(153.1)	(31.0)%
Total consolidated segment operating profit	618.8		431.2		(187.6)	(30.3)%
Corporate functions (b)	(255.0)		(247.8)		7.2	(2.8)%
Non-GAAP Operating Profit (c)	$363.8		$183.4		$(180.4)	(49.6)%

(a)	Segment revenue less expenses directly attributable to running the respective segments’ business. These expenses exclude centralized corporate function costs.
(b)	Costs that are not allocated to segments. These costs are related to centralized corporate functions that provide services to the segments in areas such as accounting, information technology, marketing, legal and human resources.
(c)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2023			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$456.7	$435.1	$(1.2)	$433.9	(4.7)%	(5.0)%
Private Cloud	330.3	284.6	(3.5)	281.1	(13.8)%	(14.9)%
Total	$787.0	$719.7	$(4.7)	$715.0	(8.6)%	(9.2)%

	Year Ended December 31, 2022	Year Ended December 31, 2023			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$1,740.8	$1,747.4	$0.4	$1,747.8	0.4%	0.4%
Private Cloud	1,381.5	1,209.7	(1.2)	1,208.5	(12.4)%	(12.5)%
Total	$3,122.3	$2,957.1	$(0.8)	$2,956.3	(5.3)%	(5.3)%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, certain business transformation-related costs, and costs related to the Hosted Exchange incident.

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2022	2023	2022	2023
Gross profit	$199.8	$154.1	$856.9	$628.8
Share-based compensation expense	2.6	1.7	11.6	9.1
Special bonuses and other compensation expense (a)	0.3	0.7	1.9	4.0
Purchase accounting impact on expense (b)	0.6	0.7	2.7	2.6
Restructuring and transformation expenses (c)	1.7	0.9	10.9	16.9
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	0.2	—	0.2	0.3
Non-GAAP Gross Profit	$205.2	$158.1	$884.2	$661.7

(a)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock. Beginning in the second quarter of 2023, includes expense related to the one-time grant of long-term incentive bonuses as a component of our annual compensation award process.
(b)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(c)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, certain facility closure costs and lease termination expenses. This amount also includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, costs related to the closure of a UK office, and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, costs related to the closure of a UK office, and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, costs related to the closure of a UK office, certain other non-operating, non-recurring or non-core gains and losses, interest expense, expenses for our Receivables Purchase Facility, income taxes, depreciation and amortization, and goodwill and asset impairment charges.

Non-GAAP Operating Profit and Adjusted EBITDA are management’s principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit and Adjusted EBITDA, along with other quantitative and qualitative information, are also the principal financial measures used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-tiled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net income (loss) reconciliation to Non-GAAP Net Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2022	2023	2022	2023
Net income (loss)	$(214.0)	$28.0	$(804.8)	$(837.8)
Share-based compensation expense	10.0	13.5	69.5	65.4
Special bonuses and other compensation expense (a)	1.8	2.4	10.0	12.1
Transaction-related adjustments, net (b)	1.4	1.1	11.0	5.2
Restructuring and transformation expenses (c)	24.7	7.8	99.0	70.8
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	5.9	(4.4)	5.9	(4.8)
Impairment of goodwill	129.3	—	534.5	708.8
UK office closure (d)	—	—	—	12.1
Impairment of assets, net	87.4	3.8	146.1	52.2
Net (gain) loss on divestiture and investments (e)	(0.2)	(0.1)	0.2	(0.3)
Gain on debt extinguishment (f)	—	(108.2)	—	(271.3)
Other adjustments (g)	(5.5)	(1.3)	10.0	(1.0)
Amortization of intangible assets (h)	40.4	39.4	166.8	161.0
Tax effect of non-GAAP adjustments (i)	(67.7)	11.6	(133.3)	(5.1)
Non-GAAP Net Income (Loss)	$13.5	$(6.4)	$114.9	$(32.7)

Loss from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2022	2023	2022	2023
Loss from operations	$(227.2)	$(15.2)	$(679.0)	$(899.4)
Share-based compensation expense	10.0	13.5	69.5	65.4
Special bonuses and other compensation expense (a)	1.8	2.4	10.0	12.1
Transaction-related adjustments, net (b)	1.4	1.1	11.0	5.2
Restructuring and transformation expenses (c)	24.7	7.8	99.0	70.8
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	5.9	(4.4)	5.9	(4.8)
Impairment of goodwill	129.3	—	534.5	708.8
UK office closure (d)	—	—	—	12.1
Impairment of assets, net	87.4	3.8	146.1	52.2
Amortization of intangible assets (h)	40.4	39.4	166.8	161.0
Non-GAAP Operating Profit	$73.7	$48.4	$363.8	$183.4

Net income (loss) reconciliation to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2022	2023	2022	2023
Net income (loss)	$(214.0)	$28.0	$(804.8)	$(837.8)
Share-based compensation expense	10.0	13.5	69.5	65.4
Special bonuses and other compensation expense (a)	1.8	2.4	10.0	12.1
Transaction-related adjustments, net (b)	1.4	1.1	11.0	5.2
Restructuring and transformation expenses (c)	24.7	7.8	99.0	70.8
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	5.9	(4.4)	5.9	(4.8)
Impairment of goodwill	129.3	—	534.5	708.8
UK office closure (d)	—	—	—	12.1
Impairment of assets, net	87.4	3.8	146.1	52.2
Net (gain) loss on divestiture and investments (e)	(0.2)	(0.1)	0.2	(0.3)
Gain on debt extinguishment (f)	—	(108.2)	—	(271.3)
Other (income) expense, net (j)	(5.5)	4.7	10.0	5.0
Interest expense	55.6	50.9	208.5	221.6
Provision (benefit) for income taxes	(63.1)	9.5	(92.9)	(16.6)
Depreciation and amortization (k)	91.4	87.2	387.5	366.4
Adjusted EBITDA	$124.7	$96.2	$584.5	$388.8

(a)	Includes expense related to retention bonuses, mainly relating to restructuring and integration projects, and the related payroll tax, senior executive signing bonuses and relocation costs, and payroll taxes associated with the exercise of stock options and vesting of restricted stock. Beginning in the second quarter of 2023, includes expense related to the one-time grant of long-term incentive bonuses as a component of our annual compensation award process.
(b)	Includes legal, professional, accounting and other advisory fees related to acquisitions, certain one-time compliance costs related to being a public company, integration costs of acquired businesses, purchase accounting adjustments, payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)
Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, certain facility closure costs and lease termination expenses. This amount also includes total charges of $5.2 million for the year ended December 31, 2022 related to the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

(d)	Expense recognized related to the closure of a UK office that we exited in the second quarter of 2023 prior to the lease end date.
(e)	Includes gains and losses on investment and from dispositions.
(f)	Includes gains related to repurchases of 5.375% Senior Notes, 3.50% Senior Secured Notes and the Term Loan Facility.
(g)	Primarily consists of foreign currency gains and losses.
(h)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(i)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. We used a structural non-GAAP tax rate of 26% for all periods which reflects the removal of the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments on a year-over-year basis. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(j)	Primarily consists of foreign currency gains and losses and expense related to our Receivables Purchase Facility.
(k)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings (Loss) Per Share

We define Non-GAAP Earnings (Loss) per Share as Non-GAAP Net Income (Loss) divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP loss per share but dilutive to Non-GAAP Earnings (Loss) per Share. Management uses Non-GAAP Earnings (Loss) per Share to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Non-GAAP Earnings (Loss) per Share.

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2022	2023	2022	2023
Net income (loss) attributable to common stockholders	$(214.0)	$28.0	$(804.8)	$(837.8)
Non-GAAP Net Income (Loss)	$13.5	$(6.4)	$114.9	$(32.7)

Weighted average number of shares - Diluted	211.6	219.6	211.2	215.3
Effect of dilutive securities (a)	0.3	—	1.3	3.1
Non-GAAP weighted average number of shares - Diluted	211.9	219.6	212.5	218.4

Net earnings (loss) per share - Diluted	$(1.01)	$0.13	$(3.81)	$(3.89)
Per share impacts of adjustments to net income (loss) (b)	1.08	(0.16)	4.35	3.74
Per share impacts of shares dilutive after adjustments to net income (loss) (a)	(0.01)	0.00	0.00	0.00
Non-GAAP Earnings (Loss) Per Share	$0.06	$(0.03)	$0.54	$(0.15)

(a)
Reflects impact of awards that would have been anti-dilutive to net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP Earnings (Loss) Per Share and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan, as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital, which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.

(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Income (Loss) to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.